UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 9, 2006

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, success in building 20 MammoTest tables and generating revenue and cash flow therefrom, ability to provide on-site applications training and warranty support, ability to produce VersaRad units and generating revenue and cash flow therefrom, ability to sell the RE&S business and/or its product lines, ability to continue to satisfy RE&S service and warranty obligations, ability to locate a strategic partner for RE&S service obligations, and Philips’ intent to terminate the Philips Agreement and potential outcomes regarding the terms and conditions of the termination including the effect of any payments to Philips and the expense of defending any claim on potential distributions to stockholders and creditors. These statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. The forward-looking statements contained herein are also subject to risk and uncertainties generally applicable to Fischer’s business, certain of which are described as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004. Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements are made. It is recommended that our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2005, June 30, 2005 and Sept. 30, 2005  be read together with this report to better understand our business, results of operations and financial condition.

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 9, 2006, Fischer Imaging Corporation (“Fischer”) entered into Amendment No. 2 to Distributor Agreement (the “Amendment”) with Ethicon Endo-Surgery, Inc. (“EES”) to amend the Distributor Agreement, dated December 9, 1998, as amended (the “Distributor Agreement”), between EES and Fischer. The Distributor Agreement had provided for Fischer to provide MammoTest tables to EES through October 11, 2006. In light of the potential penalties in the Distributor Agreement, Fischer’s excess inventory on hand, and the pending May 31, 2006 termination of the lease on its manufacturing facility, Fischer desired to manufacture and sell a fixed number of MammoTest tables to EES and to end production by May 31, 2006. Under the Amendment, which is effective as of March 1, 2006, EES has agreed to place a binding order with Fischer for 20 MammoTest tables (collectively, the “Tables” and each a “Table”). Fischer has agreed to deliver the Tables no later than May 31, 2006 at a price of US$107,000 per Table, subject to adjustment for failure to supply all 20 Tables as discussed below. EES is required to pay for the first five Tables upon delivery of the 20th Table. After the 5th Table is delivered, EES is required to pay for each Table delivered as it is invoiced.

The price of each Table includes applications training available through December 31, 2006 and twelve months of warranty support (labor and parts) commencing on the earlier to occur of the date application training is completed for such Table or December 31, 2006. Applications training and warranty support will be provided by a strategic partner since management plans to shut down its European subsidiaries in the near future. Fischer’s European subsidiaries are in discussions with a strategic partner but if this fails, additional funds may be needed to fund the operations until an appropriate strategic partner is located. If a strategic partner cannot be located at a reasonable cost, the cash contribution from the EES Tables could  be at risk.

If Fischer fails to supply all 20 Tables, the total price for the delivered Tables will be determined using the following equation:

Total price = ($142,000 x total number of Tables delivered) - $700,000.

If, using the above equation, the total price is less than zero (i.e., Fischer delivers 4 or fewer Tables), Fischer will pay EES the balance within 45 days of Fisher’s notification to EES of a failure to supply. If the total price is greater than zero, Fisher will invoice EES for the adjusted total price upon delivery of the last Table. If EES has paid Fischer for any Tables, Fischer shall deduct the amount paid by EES from the amount otherwise due to Fischer.

The Amendment and the Distributor Agreement will terminate upon Fischer’s delivery of all the Tables or settlement as described above except that the obligations to provide warranty support and application training survive the termination.

Management believes it can supply all 20 Tables by May 31, 2006 and therefore expects to recognize revenue of approximately $2.1 million over the first and second quarters.

The foregoing is a summary of the material terms of the Amendment and is by its nature incomplete. For further information regarding the terms and conditions of the Amendment, please refer to the Amendment which is filed as an exhibit hereto and is incorporated by reference herein. In addition, Fischer issued a press release dated March 15, 2006 announcing completion of the amendment of the Distributor Agreement, which is attached as Exhibit 99.1.

ITEM 8.01  Other Events

VersaRad

Fischer currently supplies its VersaRad-D product to Eastman Kodak Company (“Kodak”) under an OEM Agreement. The OEM Agreement initially expired on January 12, 2006 and automatically renewed for an additional one-year term. In February 2006, management received a purchase order from Kodak for a last time purchase of VersaRad units at an average sales price of $118,000 with terms of payment of 2% discount if paid within 10 days of the invoice, or 30 days from invoice date. Management has committed to deliver 30 units against this purchase order. Therefore, it is expected that no further VersaRad units will be sold to Kodak after fulfillment of the last time purchase order in May 2006, and Fischer expects the OEM Agreement to be terminated or substantially modified in the near future.

Auction Process to Sell Product Lines

On March 15, 2006, Fischer announced to certain potential bidders and to the public that it is starting a auction process to sell its radiology, electrophysiology and surgical (“RE&S”) business. The RE&S business includes three product lines (collectively the “Product Lines”):

(1)                                  The VersaRad-A and VersaRad-D systems designed for general purpose radiographic imaging (“VersaRad Line”);

(2)                                  The EPX-60 Single Plane EP Imaging System and the SPX Surgical Imaging System (“EPX/SPX Line”); and

(3)                                  The Bloom Electrophysiology Stimulator (“Bloom”).

In general, the assets to be sold are all of Fischer’s right, title and interest in and to the VersaRad Line, the EPX/SPX Line and the Bloom Line including related equipment, inventory, general intangibles and intellectual property necessary to design, manufacture, market, sell, distribute, support and repair the Product Lines. The assets and any liabilities which may be assumed at the option of the bidder for each Product Line (e.g., service contracts and warranty repair obligations) will be more fully described in and subject to the form asset purchase agreement that will be delivered to potential bidders.

Bidders have been asked to submit bids for the entire RE&S business, individual Product Lines or components thereof. Bidders were provided an overview of the bidding and auction procedures for the assets to be sold. Bids must be submitted by May 10, 2006 and an auction will be held on May 15, 2006. As soon as possible after the end of the auction, Fischer will enter into one or more written contracts of sale with the party or parties who submit the offer(s), which in Fischer’s sole judgment, are the most attractive bid(s) for the Product Lines.

Under Delaware law, any sale of all or substantially all of Fischer’s assets requires approval by Fischer’s shareholders. In the event it is determined that the sale of the assets related to the Product Line(s) to a successful bidder would be considered a sale of all or substantially all of Fischer’s assets, Fischer will either file a petition under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and immediately move to close the sale pursuant to §363(b) and (f) of the Bankruptcy Code or seek the necessary shareholder approval.

Management’s efforts to sell these Product Lines may be unsuccessful or may not generate significant proceeds. Fischer plans to continue to meet its service and warranty obligations until the completion of the sale of the Product Lines. If the effort to sell these Product Lines is unsuccessful, management will seek strategic partners to provide continuation of service for warranty and service contract obligations.

Philips Update

Fischer received notification on September 2, 2005 by Philips Medical Systems DMC GmbH (“Philips”) that it had ceased sales activities for the present time with respect to the SenoScan product and that it intended to terminate the Master Purchasing Agreement, dated October 14, 2004, between Fischer and Philips (“Philips Agreement”) should the Asset Sale Agreement between Fischer and Hologic be approved by stockholders and consummated. The transaction under the Asset Sale Agreement was consummated on September 29, 2005. Fischer met with Philips in November 2005 to communicate that Fischer had retained the right to perform its obligations under the Philips Agreement but that it did not have the financial ability to actually perform the Philips Agreement. Philips subsequently offered to settle the matter without litigation, and Fischer declined Philips’ offer of settlement and referred Philips to the dispute resolution provisions of the Philips Agreement. Fischer is unable to predict whether Philips may file a suit or the amount, if any, that may be demanded by Philips, or the expense related to defending any claim. Any payments made by Fischer to or in connection with a claim by Philips may materially reduce amounts, if any, that may be available for satisfaction of creditor claims and distribution to Fischer’s stockholders.

ITEM 9.01             Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 2 to Distributor Agreement, dated March 9, 2006, between Fischer Imaging Corporation and Ethicon Endo-Surgery, Inc.
99.1	Press Release issued by Fischer on March 15, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: March 15, 2006	By:	/s/ STEVEN L DURNIL
Steven L. Durnil
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 2 to Distributor Agreement, dated March 9, 2006, between Fischer Imaging Corporation and Ethicon Endo-Surgery, Inc.
99.1	Press Release issued by Fischer on March 15, 2006